Exhibit 99.1

Enova Reports Fourth Quarter and Full Year 2023 Results

•
Total revenue increased 20% from the fourth quarter of 2022 to $584 million
•
Diluted earnings per share totaled $1.13 and adjusted earnings per share totaled $1.83
•
Total company combined loans and finance receivables increased 16% from the end of fourth quarter of 2022 to $3.3 billion as total company originations reached a quarterly record of $1.4 billion
•
Continued solid credit performance and outlook with a fourth quarter net revenue margin of 56% and a sequential increase in the fair value of the consolidated portfolio as a percentage of principal to 115% at December 31
•
Liquidity, including cash and marketable securities and available capacity on facilities, totaled $870 million at December 31
•
Repurchased $66 million of common stock under the company’s share repurchase program

CHICAGO, January 30, 2024 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology company powered by machine learning and world-class analytics, today announced financial results for the fourth quarter and full year ended December 31, 2023.

“We are pleased to end the year on a positive note with another strong quarter of solid revenue and profitable growth,” said David Fisher, Enova’s CEO. “Our performance in 2023 was made possible by the world class team we have built at Enova, along with our flexible online-only business model, nimble machine learning powered credit risk management capabilities, diversified product offerings and solid balance sheet. We delivered a record quarter of originations, driven by strong demand, especially in our SMB business and solid credit performance across our entire portfolio. Looking ahead, we feel like we are in a strong position heading into 2024 with an improving macroeconomic environment and good momentum across our entire product range.”

Fourth Quarter 2023 Summary

•
Total revenue of $584 million in the fourth quarter of 2023 increased 20% from $486 million in the fourth quarter of 2022.
•
Net revenue margin of 56% in the fourth quarter of 2023 compared to 60% in the fourth quarter of 2022.
•
Net income of $35 million, or $1.13 per diluted share, in the fourth quarter of 2023 compared to $51 million, or $1.56 per diluted share, in the fourth quarter of 2022.
•
Fourth quarter 2023 adjusted EBITDA, a non-GAAP measure, of $130 million compared to $120 million in the fourth quarter of 2022.
•
Adjusted earnings of $57 million, or $1.83 per diluted share, both non-GAAP measures, in the fourth quarter of 2023 compared to adjusted earnings of $57 million, or $1.76 per diluted share, in the fourth quarter of 2022.

Full Year 2023 Summary

•
Total revenue of $2.1 billion in 2023 increased 22% from $1.7 billion in 2022.
•
Net revenue margin of 58% in 2023 compared to 64% in 2022.

•
Net income from continuing operations of $175 million, or $5.49 per diluted share, in 2023, compared to $207 million, or $6.19 per diluted share, in 2022.
•
Full year 2023 adjusted EBITDA, a non-GAAP measure, of $503 million compared to $443 million in 2022.
•
Adjusted earnings of $219 million, or $6.85 per diluted share, both non-GAAP measures, in 2023, compared to adjusted earnings of $228 million, or $6.81 per diluted share, in 2022.

“We ended 2023 with positive momentum as strong growth in originations, receivables and revenue along with solid credit and operating efficiency drove another quarter of solid financial results,” said Steve Cunningham, CFO of Enova. “We continued to successfully access multiple funding markets during the fourth quarter and our ample liquidity and strong balance sheet enabled record originations this quarter while returning significant capital to shareholders through share repurchases. Our strong financial position as we begin 2024 has us well positioned to drive profitable growth and deliver on our commitment to generating long-term shareholder value.”

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its fourth quarter and full year 2023 results at 4 p.m. Central Time / 5 p.m. Eastern Time today, January 30th. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to join the Enova International call. A replay of the conference call will be available until February 6, 2024, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova International Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 9204889.

About Enova

Enova International (NYSE: ENVA) is a leading financial services company with powerful online lending that serves small businesses and consumers who are underserved by traditional banks. Through its world-class analytics and machine learning algorithms, Enova has provided more than 9.5 million customers with over $53 billion in loans and financing. You can learn more about the company and its portfolio of businesses at www.enova.com.

SOURCE Enova International, Inc.

For further information:

Public Relations Contact:

Erin Yeager

Email: media@enova.com

Investor Relations Contact:

Lindsay Savarese

Office: (212) 331-8417

Email: IR@enova.com

Cassidy Fuller

Office: (415) 217-4168

Email: IR@enova.com

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables

The combined loans and finance receivables measures are non-GAAP measures that include loans and finance receivables that Enova owns or has purchased and loans that Enova guarantees. Management believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivable portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on Enova's consolidated balance sheet since revenue is impacted by the aggregate amount of receivables owned by Enova and those guaranteed by Enova as reflected in its consolidated financial statements.

Adjusted Earnings Measures

In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted

Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of each of these expense items.

Adjusted EBITDA Measures

In addition to reporting financial results in accordance with GAAP, Enova has provided Adjusted EBITDA and Adjusted EBITDA margin, or, collectively, the Adjusted EBITDA measures, which are non-GAAP measures. Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation. In addition, management believes that the adjustments for other nonoperating expenses, equity method investment income or loss, certain transaction-related costs and a discrete regulatory settlement shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of the expense items. Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA Measures are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA Measures are also useful to investors to help assess Enova's estimated enterprise value.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

(Unaudited)

	December 31,
	2023	2022
Assets
Cash and cash equivalents	$54,357	$100,165
Restricted cash	323,082	78,235
Loans and finance receivables at fair value	3,629,167	3,018,528
Income taxes receivable	44,129	43,741
Other receivables and prepaid expenses	71,982	66,267
Property and equipment, net	108,705	93,228
Operating lease right-of-use asset	14,251	19,347
Goodwill	279,275	279,275
Intangible assets, net	19,005	27,390
Other assets	41,583	54,713
Total assets	$4,585,536	$3,780,889
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$261,156	$198,320
Operating lease liability	27,042	33,595
Deferred tax liabilities, net	113,350	104,169
Long-term debt	2,943,805	2,258,660
Total liabilities	3,345,353	2,594,744
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 45,339,814 and 44,326,999 shares issued and 29,089,258 and 31,220,928 outstanding as of December 31, 2023 and 2022, respectively	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid in capital	284,256	251,878
Retained earnings	1,488,306	1,313,185
Accumulated other comprehensive loss	(6,264)	(5,990)
Treasury stock, at cost (16,250,556 and 13,106,071 shares as of December 31, 2023 and 2022, respectively)	(526,115)	(372,928)
Total stockholders' equity	1,240,183	1,186,145
Total liabilities and stockholders' equity	$4,585,536	$3,780,889

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue	$583,592	$486,164	$2,117,639	$1,736,085
Change in Fair Value	(258,556)	(196,056)	(887,717)	(618,521)
Net Revenue	325,036	290,108	1,229,922	1,117,564
Operating Expenses
Marketing	122,226	96,573	414,460	382,573
Operations and technology	47,089	44,723	194,905	173,668
General and administrative	49,148	35,064	160,265	140,464
Depreciation and amortization	9,034	8,499	38,157	36,867
Total Operating Expenses	227,497	184,859	807,787	733,572
Income from Operations	97,539	105,249	422,135	383,992
Interest expense, net	(57,208)	(37,530)	(194,779)	(115,887)
Foreign currency transaction gain (loss), net	49	(715)	57	(645)
Equity method investment income (loss)	1,251	(87)	116	6,435
Other nonoperating expenses	(3)	—	(282)	(1,321)
Income before Income Taxes	41,628	66,917	227,247	272,574
Provision for income taxes	6,860	16,045	52,126	65,150
Net income	$34,768	$50,872	$175,121	$207,424
Earnings Per Share:
Earnings per common share:
Basic	$1.17	$1.62	$5.71	$6.42
Diluted	$1.13	$1.56	$5.49	$6.19
Weighted average common shares outstanding:
Basic	29,687	31,401	30,673	32,290
Diluted	30,887	32,627	31,921	33,483

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(dollars in thousands)

(Unaudited)

	Year Ended December 31,
	2023	2022
Cash flows provided by operating activities	$1,166,869	$893,998
Cash flows from investing activities
Loans and finance receivables	(1,449,417)	(1,631,354)
Capitalization of software development costs and purchases of fixed assets	(45,241)	(43,629)
Sale of subsidiary	—	8,713
Total cash flows used in investing activities	(1,494,658)	(1,666,270)
Cash flows provided by financing activities	526,541	724,866
Effect of exchange rates on cash	287	(77)
Net change in cash and cash equivalents and restricted cash	199,039	(47,483)
Cash, cash equivalents and restricted cash at beginning of year	178,400	225,883
Cash, cash equivalents and restricted cash at end of period	$377,439	$178,400

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA

(dollars in thousands)

The following table includes financial information for loans and finance receivables, which is based on loan and finance receivable balances for the three months ended December 31, 2023 and 2022.

Three Months Ended December 31	2023	2022	Change
Ending combined loan and finance receivable principal balance:
Company owned	$3,154,735	$2,739,164	$415,571
Guaranteed by the Company(a)	13,537	12,937	600
Total combined loan and finance receivable principal balance(b)	$3,168,272	$2,752,101	$416,171
Ending combined loan and finance receivable fair value balance:
Company owned	$3,629,167	$3,018,528	$610,639
Guaranteed by the Company(a)	18,534	16,257	2,277
Ending combined loan and finance receivable fair value balance(b)	$3,647,701	$3,034,785	$612,916
Fair value as a % of principal(c)	115.1%	110.3%	4.8%
Ending combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned	$3,297,082	$2,837,799	$459,283
Guaranteed by the Company(a)	16,351	15,644	707
Ending combined loan and finance receivable balance(b)	$3,313,433	$2,853,443	$459,990
Average combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned(d)	$3,141,479	$2,723,006	$418,473
Guaranteed by the Company(a)(d)	16,341	15,050	1,291
Average combined loan and finance receivable balance(a)(d)	$3,157,820	$2,738,056	$419,764

Revenue	$574,721	$478,945	$95,776
Change in fair value	(256,412)	(194,375)	(62,037)
Net revenue	318,309	284,570	33,739
Net revenue margin	55.4%	59.4%	(4.0)%
Change in fair value as a % of average loan and finance receivable balance(d)	8.1%	7.1%	1.0%

Delinquencies:
>30 days delinquent	$263,524	$190,119	$73,405
>30 days delinquent as a % of loan and finance receivable balance(c)	8.0%	6.7%	1.3%

Charge-offs:
Charge-offs (net of recoveries)	$305,436	$240,531	$64,905
Charge-offs (net of recoveries) as a % of average loan and finance receivable balance(d)	9.7%	8.8%	0.9%

(a) Represents loans originated by third-party lenders through the CSO programs, which are not included in our consolidated balance sheets.

(b) Non-GAAP measure.

(c) Determined using period-end balances.

(d) The average combined loan and finance receivable balance is the average of the month-end balances during the period.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income	$34,768	$50,872	$175,121	$207,424
Adjustments:
Transaction-related costs(a)	755	—	755	—
Lease termination and cease use costs(b)	—	—	1,698	—
Equity method investment (income) loss(c)	(1,251)	87	(116)	(6,107)
Other nonoperating expenses(d)	3	—	282	1,321
Intangible asset amortization	2,014	2,014	8,385	8,055
Stock-based compensation expense	7,458	5,993	26,738	21,950
Foreign currency transaction (gain) loss, net	(49)	715	(57)	645
Cumulative tax effect of adjustments	(2,293)	(2,191)	(9,456)	(5,365)
Regulatory settlement(e)	15,201	—	15,201	—
Adjusted earnings	$56,606	$57,490	$218,551	$227,923

Diluted earnings per share	$1.13	$1.56	$5.49	$6.19

Adjusted earnings per share	$1.83	$1.76	$6.85	$6.81

Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income	$34,768	$50,872	$175,121	$207,424
Depreciation and amortization expenses	9,034	8,499	38,157	36,867
Interest expense, net	57,208	37,530	194,779	115,887
Foreign currency transaction (gain) loss, net	(49)	715	(57)	645
Provision for income taxes	6,860	16,045	52,126	65,150
Stock-based compensation expense	7,458	5,993	26,738	21,950
Adjustments:
Transaction-related costs(a)	755	—	755	—
Equity method investment (income) loss(c)	(1,251)	87	(116)	(6,435)
Regulatory settlement(e)	15,201	—	15,201	—
Other nonoperating expenses(d)	3	—	282	1,321
Adjusted EBITDA	$129,987	$119,741	$502,986	$442,809

Adjusted EBITDA margin calculated as follows:
Total Revenue	$583,592	$891,761	$2,117,639	$1,736,085
Adjusted EBITDA	129,987	119,741	502,986	442,809
Adjusted EBITDA as a percentage of total revenue	22.3%	13.4%	23.8%	25.5%

(a)
In the fourth quarter of 2023, the Company recorded $0.8 million ($0.6 million net of tax) of costs related to a consent solicitation for the Senior Notes due 2025.
(b)
In the first quarter of 2023, the Company recorded a loss of $1.7 million ($1.3 million net of tax) related to the exit of leased office space.
(c)
In the second quarter of 2022, the Company recorded equity method investment income of $6.3 million ($3.6 million net of tax) that was comprised primarily of a gain of $11.0 million on an equity method investment, partially offset by a $4.4 million loss on the sale of another equity method investment.
(d)
In the second and third quarters of 2022, the Company recorded other nonoperating expenses totaling $1.3 million ($1.0 million net of tax) related to incomplete transactions.

(e)
In the fourth quarter of 2023, the Company reached an agreement with the Consumer Financial Protection Bureau, or the CFPB, pursuant to which it agreed to pay a civil money penalty of $15.0 million, which is nondeductible for tax purposes.